Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252509

Registration No. 333-259510

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated February 16, 2021)

Up to $98,767,500 shares of Common Stock

We have entered into an At-The-Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (the “Agent” or “Wainwright”), relating to shares of our common stock, par value $0.001 per share (the “Common Stock”), offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Offering Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $98,767,500 from time to time through the Agent.

Beginning on September 14, 2021, our Common Stock began trading on The Nasdaq Capital Market under the symbol “BTCS.” On September 13, 2021, the last reported sale price of our Common Stock was $7.87 per share.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933 (the “Securities Act”), including without limitation sales made directly on or through the Nasdaq Capital Market, the trading market for our Common Stock, or any other existing trading market in the United States for the Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and the Agent agree on a method of distribution other than sales of shares of our Common Stock into the Nasdaq Capital Market or another existing trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Agent is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Offering Agreement.

In connection with the listing of our Common Stock on The Nasdaq Capital Market, we implemented a 1-for-10 reverse split (the “Reverse Split”) of our issued and outstanding shares of Common Stock effective August 13, 2021. All share and per share data in this prospectus supplement have been retroactively restated to reflect the Reverse Split. All share and per share data in the accompanying prospectus are presented without restatement.

Under the terms of the Offering Agreement, the Agent will be entitled to compensation of 3.0% of the gross proceeds from the sales of shares of Common Stock sold by it. In connection with the sale of shares of our Common Stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent may be deemed to be underwriting commissions or discounts. Please see “Plan of Distribution” on page S-10 for further information relating to the compensation arrangements with the Agent.

There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2020, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 14, 2021

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated February 16, 2021 included in the registration statement on Form S-3 (No. 333-252509) that was initially filed on January 28, 2021 with the Securities and Exchange Commission (“SEC”), and was declared effective by the SEC on February 16, 2021. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the Agent are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not offering to sell or seeking offers to buy securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “BTCS” refer to BTCS Inc., a Nevada corporation.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

Our Company

BTCS is an early entrant in the digital asset market and one of the first U.S. publicly traded companies to focus on digital assets and blockchain technologies. Through our blockchain infrastructure operations we secure disruptive blockchains by actively processing and validating blockchain transactions and are rewarded with digital assets. We are also developing a digital asset data analytics platform which allows users to consolidate crypto trades from multiple exchanges on a single platform. Digital assets are core to our corporate treasury strategy with a primary focus on disruptive non-security protocol layer assets.

Blockchain Infrastructure

Blockchain infrastructure solutions can broadly be defined as earning a reward for securing a blockchain by processing and validating transactions on that blockchain. There are currently two main consensus mechanisms used to secure blockchains: i), proof-of-work (“PoW”), in which nodes dedicate computational resources, and ii) proof-of-stake (“PoS”), in which nodes dedicate financial resources. The intention behind both PoW and PoS is to make it practically infeasible for any single malicious actor to have enough computational power or ownership stake to successfully attack the blockchain.

In the case of PoW, a miner does “work” using energy consuming computers and is rewarded for this “work” with digital assets. The miner, through nodes, is validating transactions on the blockchain, essentially converting electricity and computing power into a digital currency reward comprised of transaction fees and newly-minted digital assets. Bitcoin is an example of this and is by far the largest and most secure PoW blockchain.

With regards to PoS, miners actively operate nodes and validate transactions and are required to stake their holdings of a digital currency to participate in the consensus algorithm such that bad behavior can be penalized by “slashing” the miners holdings and/or rewards. PoS requires less energy/electricity to be consumed and can give cryptocurrency holders who actively operate nodes and validate transactions a reward in the native cryptocurrency, provided that they “stake” their holdings. Miners who break the rules or fail to do the required “work” can be penalized by “slashing” their rewards or staked digital assets; thus, ill-intentioned behavior among miners is discouraged, allowing for the blockchain to be properly maintained and secured. PoS blockchains employ an environmentally-friendly technology used to process and validate digital asset transactions. Ethereum 2.0, Polkadot and Cardano are examples of PoS blockchains.

The Company actively operates 240 nodes on the Ethereum Beacon Chain, 2 baker nodes on Tezos, and has deployed its own Cardano pool. The Company plans to expand its PoS operations to secure other disruptive blockchain protocols. The Company utilizes cloud infrastructure to operate and run its nodes and pools and does not maintain its own physical assets or infrastructure. The Company is not currently securing PoW blockchains, such as Bitcoin’s blockchain, but may in the future.

The Company is also developing a proprietary staking-as-a-service platform to allow users to stake and delegate supported cryptocurrencies through a non-custodial platform.

Digital Asset Data Analytics Platform

We are also developing a proprietary digital asset data analytics platform aimed at enabling users to aggregate their portfolio holdings from multiple exchanges and wallets into a single platform to view and analyze performance, risk metrics, and potential tax implications. The internally developed platform utilizes digital asset exchange APIs to read user data and does not allow for the trading of assets.

Digital Asset Treasury Strategy

The Company employs a digital asset treasury strategy with a primary focus on disruptive non-security protocol layer assets such as Bitcoin and Ethereum. The Company receives digital assets from its blockchain infrastructure solutions business and acquires digital assets through open market purchases. The Company is not limiting its assets to a single type of digital asset and may hold a variety of digital assets. The Company will carefully review its purchases of digital securities to avoid violating the 1940 Act and seek to reduce potential liabilities under the federal securities laws.

Corporate Information

We do not currently have a physical address or facility. Our address is 9466 Georgia Avenue, No. 124, Silver Spring, Maryland, 20910, and our telephone number is (202) 430-6576. Our website address is http: www.btcs.com. Our website and the information contained on, or that can be accessed through, our website is not be deemed to be incorporated by reference into this prospectus.

S-4

The Offering

Issuer	BTCS Inc.

Common stock offered	Shares of Common Stock having an aggregate gross offering price of up to $98,767,500 or up to 12,549,872 shares, assuming sales at a price of $7.87 per share, which was the closing price of the Common Stock on September 13, 2021. The actual number of shares issued in connection with this offering will vary depending on how many shares of Common Stock we choose to sell and the prices at which such sales occur.

Common stock to be outstanding immediately after this offering	22,578,330 assuming sales at a price of $7.87 per share, which was the closing price of the Common Stock on September 13, 2021.

Plan of Distribution

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for the Common Stock in the United States. The Agent is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Offering Agreement. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, growing our blockchain infrastructure segment, building our data analytics platform, and expanding our digital asset treasury. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Stock symbol	“BTCS”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement, and the other reports incorporated by reference into the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 10,028,458 shares of Common Stock outstanding as of September 14, 2021 and excludes, as of that date:

●	a total of 962,792 shares of Common Stock issuable upon the exercise of warrants with a weighted average exercise price of $14.85 per share;

●	1,235,000 stock options with a weighted average exercise price of $2.14 per share;

●	50,782 shares of Common Stock issuable upon vesting and delivery of restricted stock units;

●	424,218 shares of Common Stock available for future grants under our 2021 Equity Incentive Plan (“Equity Plan”); and

●	shares issuable upon the conversion of $2,000,000 of convertible notes.

Except as otherwise indicated herein, all information in this prospectus supplement assumes no exercise of outstanding options, warrants, or vesting of RSUs or conversion of notes as described above.

S-5

RISK FACTORS

Investing in our securities involves a substantial risk of loss. Before purchasing the securities offered by this prospectus you should consider carefully the risk factor below as well as the risk factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on January 26, 2021, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business.

If you purchase shares in this offering, you will suffer immediate and substantial dilution of your investment. You will experience further dilution if we issue additional equity securities in future financing transactions.

Because the offering price per share of our Common Stock is higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering.

Investors purchasing shares of Common Stock in this offering will incur immediate dilution of approximately $2.52 per share based on an assumed offering price of $7.87 per share. In addition, we have stock options and warrants outstanding that are exercisable into shares of our Common Stock. To the extent that such outstanding securities are exercised into shares of our Common Stock, investors purchasing our securities in this offering may experience further dilution.

Future sales of our Common Stock, or the perception that such sales may occur, could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

The shares of Common Stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

The Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Common Stock we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agent at any time throughout the term of the Offering Agreement. The number of shares that are sold by the Agent after delivering a sales notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We may suffer losses due to staking, delegating, and other related services.

Digital assets which utilize PoS consensus mechanisms enable holders to earn rewards by operating nodes and participating in decentralized governance, bookkeeping and transaction confirmation activities on their underlying blockchain networks. We stake certain of our digital assets and operate nodes on blockchain networks through our transaction verification services business segment. Most PoS networks require digital assets to be transferred into smart contracts on the underlying blockchain networks not under our or anyone’s control. If our validators, any third-party service providers, or smart contracts fail to behave as expected, suffer cybersecurity attacks, experience security issues, or encounter other problems, our digital assets may be irretrievably lost. In addition, most PoS blockchain networks dictate requirements for participation in the relevant decentralized governance activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the node operator acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. If we are slashed by the underlying blockchain network, our digital assets may be confiscated, withdrawn, or burnt by the network, resulting in permanent losses. Any penalties or slashing events could damage our brand and reputation, cause us to suffer financial losses, and adversely impact our business.

S-6

Digital Assets staked on Proof of Stake blockchains are locked in smart contracts and may not be accessible and liquid.

Digital Assets which utilize PoS consensus mechanisms are locked in smart contracts while staked which limits liquidity. We currently stake certain of our digital assets and operate nodes on blockchain networks through our blockchain infrastructure services business. During times of high volatility or downturns we may be unable to liquidate certain Digital Assets to the extent desired. Further Ethereum staked on Ethereum’s Beacon Chain is locked in a smart contract until Ethereum transitions to its PoS beacon chain and a market exists. We currently carry our staked Ethereum as a non-current long term asset on our balance sheet. Staked digital assets which can be unlocked from a smart contract in less than one year are carried as current assets on our balance sheet. As such we may experience large losses when and if we are able to liquidate our digital securities as a result of continued volatility, further if we are unable to liquidate our digital assets or Ethereum does not transition to its PoS beacon chain we could suffer material financial losses, which would adversely impact our business.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Bitcoin and Ethereum are the only digital assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. With respect to all other digital assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

Several foreign jurisdictions have taken a broad-based approach to classifying digital assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain digital assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of digital assets as “securities,”

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a digital asset that is a security in the U.S. may generally only be offered or sold in the U.S. pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities in the U.S. may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital assets that are securities in the U.S. are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system, or ATS, in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

While we do not currently, nor do we plan to, offer, sell, trade, and clear digital assets or take custody of others digital assets as part of our planned staking as a service platform, however, digital assets we stake and validate transactions for could be deemed to be a “security” under applicable laws. Our blockchain infrastructure operations which entails securing blockchains by actively processing and validating blockchain transactions (most analogous to bitcoin mining or operating a bitcoin mining pool) could be construed as facilitating; as such we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a blockchain we secure is a “security” under applicable laws. Because our platform is not registered or licensed with the SEC or foreign authorities as a broker-dealer, national securities exchange, or ATS (or foreign equivalents), and we do not seek to register or rely on an exemption from such registration or license to secure blockchains.

S-7

We are currently seeking legal guidance on the implications of running public pools for delegated proof-of-stake blockchains. We have disabled the blockchain networks we secure from making payouts to those who delegate to our pool and do not plan to enable until we have received appropriate legal guidance. We believe that this plan reflects a comprehensive and thoughtful process to facilitate the application of legal guidance once available to digital assets to make an informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of digital assets may be complex and subject to change, and staking and securing a blockchain, while similar to bitcoin mining, does not guarantee any conclusion under the U.S. federal securities laws.

Further, if any digital asset is deemed to be a security under any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset. For instance, the networks on which such digital assets are utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes. Further, it could draw negative publicity and a decline in the general acceptance of the digital asset. Also, it may make it difficult for such supported digital asset to be traded, cleared, and custodied as compared to other digital asset that are not considered to be securities.

Our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions is uncertain and untested with respect to our non-custodial staking as a service offering and we may be subject to investigations and enforcement actions by U.S. and non-U.S. regulators and governmental authorities.

Laws regulating financial services, the internet, mobile technologies, digital, and related technologies inside and outside of the U.S. may impose obligations on us, as well as broader liability. For example, we are required to comply with laws and regulations related to sanctions and export controls enforced by U.S. Department of Treasury’s Office of Foreign Assets Control, or OFAC, and U.S. anti-money laundering and counter-terrorist financing laws and regulations, enforced by FinCEN and certain state financial services regulators. U.S. sanctions laws and regulations generally restrict dealings by persons subject to U.S. jurisdiction with certain governments, countries, or territories that are the target of comprehensive sanctions, currently the Crimea Region of Ukraine, Cuba, Iran, North Korea, Syria, and Venezuela as well as with persons identified on certain prohibited lists. In May 2019, FinCEN issued clear guidance on the application of FinCEN regulations to certain business models. While the guidance directly addressed bitcoin mining, it did not address securing PoS blockchains which while extremely similar to bitcoin mining has technical nuanced differences. As such, there can be no guarantee that securing (mining) on PoS blockchain networks will be viewed as compliant under the May 2019 FinCEN guidance. In particular, the nature of blockchains make it technically infeasible in all circumstances to prevent or identify transactions with particular persons or addresses. If our current or planned activities are found to constitute “facilitating” or assisting the actions of non-U.S. persons that would be prohibited for U.S. persons to perform directly due to U.S. sanctions, even though we do not take custody of the digital assets nor pay delegators to our pools, that could result in negative consequences for us, including costs related to government investigations, harsh financial penalties, and harm to our reputation. The impact on us related to these matters could be substantial. We are seeking legal guidance on what, if any, controls and procedures need to be put in place and whether are activities would constitute facilitation under the current regulatory framework.

Regulators worldwide frequently study each other’s approaches to the regulation of the digital economy. Consequently, developments in any jurisdiction may influence other jurisdictions. New developments in one jurisdiction may be extended to additional services and other jurisdictions. As a result, the risks created by any new law or regulation in one jurisdiction are magnified by the potential that they may be replicated, affecting our business in another place. Conversely, if regulations diverge worldwide, we may face difficulty adjusting aspects of our business.

The complexity of U.S. federal and state and international regulatory and enforcement regimes, coupled with the evolving global regulatory environment, could result in a single event prompting a large number of overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions. Any of the foregoing could, individually or in the aggregate, harm our reputation, damage our brands and business, and adversely affect our operating results and financial condition. Due to the uncertain application of existing laws and regulations, it may be that, despite our planned regulatory and legal analysis that certain products and services are currently unregulated, such products or services may indeed be subject to financial regulation, licensing, or authorization obligations that we have not obtained or with which we have not complied. As a result, we are at a heightened risk of enforcement action, litigation, regulatory, and legal scrutiny which could lead to sanctions, cease, and desist orders, or other penalties and censures which could significantly and adversely affect our continued operations and financial condition.

S-8

Because of the uncertainty arising from the recent strain of the COVID-19 virus, we may sustain a material adverse effect on our business, results of operations, financial condition and future prospects depending upon a variety of factors.

The global COVID-19 pandemic and the unprecedented actions taken by U.S. federal, state and local governments and governments around the world in order to stop the spread of the virus had a profound impact on the U.S. and global economy, disrupting global supply chains and creating significant volatility in the oil and gas markets.

Although according to the information of the U.S. Bureau of Economic Analysis, the U.S. economy recovered to pre-pandemic levels in the second quarter of 2021 as vaccine rollout and federal aid fuelled a surge in consumer spending, there is no guarantee that this growth will be sustained or will not be reversed as the result of the emergence of new variants of the virus, which could be significantly more contagious and cause more severe symptoms, including the Delta variant. The spread of the Delta variant and the surge in infections may create adverse effects upon our economy and our business. It is difficult to project whether the growing number of mandatory vaccination policies, masking and other non-pharmaceutical interventions will have adverse effects upon the economy.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, after deducting the Agent’s commission and our offering expenses, for general corporate purposes, growing our blockchain infrastructure segment, building our data analytics platform, and expanding our digital asset treasury.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you purchase shares of Common Stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of June 30, 2021 was approximately $2.1 million, or $0.37 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of our Common Stock outstanding.

After giving effect to the sale of shares of our Common Stock in the aggregate amount of $98,767,500 at an assumed offering price of $7.87 per share, the last reported sale price of our Common Stock on September 13, 2021, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $97.7 million or approximately $5.35 per share. This represents an immediate increase in the net tangible book value of approximately $4.99 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $2.52 per share to purchasers of our Common Stock in this offering, as illustrated by the table below. The amounts in the table and footnotes below have been adjusted for the Reverse Split that the Company effectuated in August 2021 (subsequent to the filing of the second quarter Form 10-Q)

Assumed offering price per share		$7.87

Net tangible book value per share as of June 30, 2021	$0.37

Increase in net tangible book value per share attributable to this offering	$4.99

As adjusted net tangible book value per share after this offering		$5.35

Dilution per share to new investors in this offering		$2.52

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The table above assumes for illustrative purposes only an aggregate of 12,549,872 shares of our Common Stock are sold at a price of $7.87 per share, for aggregate gross proceeds of $98,767,500. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $7.87 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $98,767,500 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $5.44 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $3.07 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $7.87 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $98,767,500 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $4.15 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.35 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The foregoing table and discussion are based on 5,712,346 shares of our Common Stock outstanding as of June 30, 2021 and excludes as of that date (as adjusted for the Reverse Split):

●	a total of 4,011,766 shares of Common Stock issuable upon the conversion of outstanding Series C-2 Preferred Stock;
●	a total of 962,792 shares of Common Stock issuable upon the exercise of warrants with a weighted average exercise price of $14.85 per share;

●	1,235,000 stock options with a weighted average exercise price of $2.14 per share;

●	340,782 shares of Common Stock issuable upon vesting and delivery of restricted stock units;

●	424,218 shares of Common Stock available for future grants under our Equity Plan; and

●	shares issuable upon the conversion of $2,000,000 of convertible notes.

To the extent that any outstanding options or warrants are exercised, or any of the convertible notes are converted, or we otherwise issue additional shares of Common Stock in the future, at a price less than the offering price in this offering, there will be further dilution to the investors.

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement with Wainwright, under which we may issue and sell from time to time shares of our Common Stock having an aggregate offering price of not more than $98,767,500 through Wainwright as our sales agent. Sales of the Common Stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our Common Stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer our Common Stock at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of Common Stock requested to be sold by us. We or Wainwright may suspend the offering of the Common Stock being made through Wainwright under the Offering Agreement upon proper notice to the other party.

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Settlement for sales of Common Stock will occur on the second business day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our shares of Common Stock pursuant to the Offering Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our Common Stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $50,000 in the aggregate. Additionally, pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Offering Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the Offering Agreement, will be approximately $150,000. We will report at least quarterly the number of shares of Common Stock sold through Wainwright under the Offering Agreement and the resulting net proceeds to us.

In connection with the sales of Common Stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright may be deemed to be underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of Common Stock pursuant to the Offering Agreement will terminate upon the earlier of the (i) sale of all of our shares of Common Stock provided for in this prospectus supplement or (ii) termination of the Offering Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of Common Stock while the offering is ongoing under this prospectus supplement.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. This summary of the material provisions of the Offering Agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the Offering Agreement with the SEC on a Current Report on Form 8-K within the time required by the Exchange Act.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

LEGAL MATTERS

The legality of the Common Stock offered by this prospectus supplement and the accompanying prospectus has been passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. Certain legal matters will be passed upon for the Agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2020 and 2019 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of RBSM LLP.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company at www.sec.gov. You may also access our SEC reports and proxy statements free of charge at our website, www. www.btcs.com/index.php#ir.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the SEC under the Securities Act for the Common Stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. Any information that we incorporate by reference is considered part of this prospectus supplement. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

●	Our annual report on Form 10-K for the year ended December 31, 2020 filed on January 26, 2021;

●	Our current reports on Form 8-K filed on January 4, 2021, January 6, 2021, January 11, 2021, January 22, 2021, February 5, 2021, February 18, 2021, March 4, 2021, March 31, 2021, April 1, 2021, April 5, 2021, June 28, 2021, August 17, 2021 and September 14, 2021 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item);

●	Our definitive proxy statement on Schedule 14A filed on February 16, 2021;

●	The description of our Common Stock in our registration statement on Form 8-A filed with the SEC on September 14, 2021, as updated by any amendments and reports filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

BTCS Inc.

9466 Georgia Avenue No. 124

Silver Spring, Maryland 20910

(202) 430-6576

S-12

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

BTCS Inc. intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $100,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. The prospectus supplement also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our Common Stock is quoted on OTCQB under the symbol “BTCS.” On January 22, 2021 the last reported sales price of our Common Stock on the OTCQB was $1.61 per share.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2021

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of Common Stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “BTCS,” the “Company,” “we,” “us,” and “our” refer to BTCS Inc.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the Commission as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

BTCS Inc. is an early entrant in the Digital Asset market and one of the first U.S. publicly traded companies to be involved with Digital Assets and blockchain technologies. To our knowledge, we are one of a few public companies intending to acquire both Digital Assets and a controlling interest in one or more businesses in the Digital Asset and blockchain industries. We are also internally developing a digital asset data analytics platform aimed at aggregating users’ information, such as tracking of multiple exchanges and wallets to aggregate portfolio holdings into a single platform to view and analyze performance, risk metrics, and potential tax implications.

We acquire additional Digital Assets to provide investors with indirect ownership of Digital Assets that are not securities, such as bitcoin and ether. The Company acquires Digital Assets through open market purchases. We are not limiting our assets to a single type of Digital Asset and may purchase a variety of Digital Assets that appear to benefit our investors.

Corporate Information

Our address is 9466 Georgia Avenue, No. 124, Silver Spring, Maryland, 20910, and our telephone number is (202) 430-6576. Our website address is http: www.btcs.com. Our website and the information contained on, or that can be accessed through, our website is not be deemed to be incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on January 26, 2021, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus that we file with the Commission after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for purchasing digital assets, working capital, and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 975,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 975,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Company’s Board of Directors (the “Board”) out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

As of January 22, 2021, we had 44,411,617 shares of common stock outstanding. In addition, as of that date, there were 17,252,915 shares underlying our outstanding warrants, restricted stock units and stock options.

Preferred Stock

We are authorized to issue 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. As the date of this prospectus, we had 29,414 shares of Series C-1 preferred stock outstanding and 1,100,000 shares of Series C-2 preferred stock outstanding.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our stockholders, see “Certain Provisions of Nevada Law and of Our Charter and Bylaws – Articles of Incorporation and Bylaws,” below.

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A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. Set forth below is a brief summary of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price of the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commences and expires;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Transfer Agent

We have appointed Equity Stock Transfer as our stock transfer agent. Its address is 237 W 37th Street, Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757 and email address is: info@equitystock.com

CERTAIN PROVISIONS OF NEVADA LAW AND OF OUR CHARTER AND BYLAWS

Anti-Takeover Effects of Nevada Law

We may currently be, or in the future become, subject to the provisions of the Nevada Revised Statutes regarding the acquisition of controlling interest (the “Controlling Interest Law”). A corporation is subject to the Controlling Interest Law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, directly or through an affiliated corporation. The Controlling Interest Law may have the effect of discouraging corporate takeovers. As of January 22, 2021, we had no stockholders of record who are residents of Nevada.

The Controlling Interest Law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the Controlling Interest Law is that an acquiring person, and those acting in association with such person, will obtain only such voting rights in the controlling interest as are conferred by a resolution of (1) a majority of the stockholders of the corporation and, if applicable (2) a majority of each class or series of outstanding shares of which the acquisition would adversely affect or alter a preference or relative or other right, approved at a special or annual stockholders’ meeting. The Controlling Interest Law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved in accordance with the Controlling Interest Law. However, if the stockholders do not grant voting rights to the shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others, and so long as the subsequent buyer or buyers of those shares themselves do not acquire a controlling interest, those shares would not be governed by the Controlling Interest Law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to dissent to the acquisition and demand fair value for such stockholder’s shares pursuant to applicable provisions of Chapter 92 of the Nevada Revised Statutes governing rights and procedures for dissenting stockholders.

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In addition to the Controlling Interest Law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and any “interested stockholder” for two years after the interested stockholder first becomes an interested stockholder, unless the board of directors of the corporation approved the combination before the person became an interested stockholder or the corporation’s board of directors approves the transaction and at least 60% of the corporation’s disinterested stockholders approve the combination at an annual or special meeting thereof. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our Board or stockholders.

In addition, under Nevada law directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, which could also have an anti-takeover effect.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation, as amended, and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:

●	permit our Board to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as our Board may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by the Board;

●	provide that, for interim periods before the next meeting of the stockholders held for the election of directors, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the Board;

●	provide advance notice provisions applicable to a stockholder who wishes to nominate a director or propose other business to be considered at a stockholders’ meeting.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or brokers;
●	directly to purchasers;
●	in a rights offering;
●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
●	through agents;
●	in block trades;
●	through a combination of any of these methods; or
●	through any other method permitted by applicable law and described in a prospectus supplement.

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In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;
●	the names of any underwriters or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price or initial public offering price of the securities;
●	the net proceeds from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or re-allowed or paid to brokers;
●	any commissions paid to agents; and
●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Brokers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on OTCQB, the existing trading market for our common stock, or sales made to or through a market maker other than on OTCQB. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on OTCQB. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2020 and 2019 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of RBSM LLP.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

●	Our annual report on Form 10-K for the year ended December 31, 2020 filed on January 26, 2021;

●	Our current reports on Form 8-K filed on January 4, 2021, January 6, 2021, January 11, 2021, and January 22, 2021;

●	The description of our common stock in our registration statement on Form 8-A filed with the SEC on February 7, 2014, as updated by any amendments and reports filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

All reports and other documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the completion or termination of the offering of the securities hereunder, including all such reports and documents we may file with the Commission after the date of the initial filing of and prior to the effectiveness of the registration statement, will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the Commission will not be considered incorporated by reference into this prospectus.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials by contacting us at:

BTCS Inc.

9466 Georgia Avenue No. 124

Silver Spring, Maryland 20910

(202) 430-6576

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including the Company at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, www. http://www.btcs.com/index.php#ir.

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Up to $98,767,500

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 14, 2021